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                                                                     Exhibit 1.1

                         FOOD 4 LESS SUPERMARKETS, INC.

                    $295,000,000 ___% Senior Notes due 2004

              $200,000,000 ___% Senior Subordinated Notes due 2005

              (Interest Payable ______________ and ______________)



                             UNDERWRITING AGREEMENT


                                                            ___________ __, 1995


BT Securities Corporation
CS First Boston Corporation
Donaldson, Lufkin & Jenrette
     Securities Corporation
c/o BT Securities Corporation
One Bankers Trust Plaza
New York, New York  10005

Ladies and Gentlemen:

          Food 4 Less Supermarkets, Inc., a Delaware corporation ("Food 4 Less"), intends to merge (the "Merger") with and into Ralphs Supermarkets, Inc., a Delaware corporation ("RSI"), with RSI surviving the Merger (as such surviving company, the "Surviving Company"), pursuant to an Agreement and Plan of Merger dated as of September 14, 1994 (as amended through the date hereof, the "Merger Agreement"), by and among Food 4 Less, Food 4 Less, Inc. ("F4L"), Food 4 Less Holdings, Inc. ("Holdings"), RSI and the stockholders of RSI. Upon consummation of the Merger, it is anticipated that the Surviving Company will merge with its wholly owned subsidiary, Ralphs Grocery Company, a Delaware corporation ("RGC"), with the Surviving Company surviving such merger (the "Subsequent Merger", and together with the Merger, the "Mergers"). Upon consummation of the Mergers, the Surviving Company will change its name to "Ralphs Grocery Company" ("Ralphs"). Prior to the Merger, (i) F4L intends to merge with Holdings, with Holdings surviving such merger (the "F4L Merger") and (ii) immediately following the F4L Merger, Holdings will merge with and into its newly formed wholly-owned subsidiary incorporated in Delaware





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("New Holdings"), with New Holdings surviving such Merger (the
"Delaware Merger" and together with the F4L Merger, the "Equity
Merger").

          In connection with the Mergers, (i) Food 4 Less proposes to offer (collectively, the "F4L Exchange Offers") to holders of its 10.45% Senior Notes due 2000 (the "Old F4L 10.45% Notes") and its 13.75% Senior Subordinated Notes due 2001 (the "Old F4L 13.75% Notes", and together with the Old 10.45% Notes, the "Old F4L Notes") upon the terms and subject to the conditions set forth in the Prospectus and Solicitation Statement dated May 12, 1995 (the "F4L Prospectus"), to exchange (a) for each $1,000 principal amount of Old 10.45% Notes, $1,000 principal amount of new Senior Notes due 2004 of the Surviving Company (the "Senior Notes") and a cash payment and (b) for each $1,000 principal amount of Old 13.75% Notes, $1,000 principal amount of new Senior Subordinated Notes due 2005 of the Surviving Company and a cash payment and (ii) Food 4 Less proposes to offer (collectively, the "RGC Offers") to holders of the 9% Senior Subordinated Notes due 2003 of RGC (the "9% RGC Notes") and the 10 1/4% Senior Subordinated Notes due 2002 of RGC (the "10 1/4% RGC Notes", and together with the 9% RGC Notes, the "Old RGC Notes", and together with the Old F4L Notes, the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus and Solicitation Statement dated May 12, 1995 (the "RGC Prospectus"), (a) to exchange for each $1,000 principal amount of Old RGC Notes, $1,000 principal amount of new Senior Subordinated Notes due 2005 of the Surviving Company (the "Senior Subordinated Notes") and a cash payment and (b) to purchase for cash any or all of the Old RGC Notes. The Senior Notes will be issued pursuant to an Indenture (the "Senior Note Indenture") to be entered into by the Surviving Company, as issuer, each of Alpha Beta Company, Bay Area Warehouse Stores, Inc., Bell Markets, Inc., Cala Co., Cala Foods, Inc., Falley's Inc., Food 4 Less of California, Inc., Food 4 Less Merchandising, Inc., Food 4 Less of Southern California, Inc. and Food 4 Less GM, Inc., as guarantors, (collectively, the "Subsidiary Guarantors") and Norwest Bank Minnesota N.A., as trustee (the "Senior Note Trustee). The Senior Subordinated Notes will be issued pursuant to an Indenture (the "Senior Subordinated Note Indenture" and together with the Senior Note Indenture, the "Indentures") to be entered into by the Surviving Company, as issuer, the Subsidiary Guarantors, and United States Trust Company of New York, as trustee (the "Senior Subordinated Note Trustee" and collectively with the Senior Note Trustee (the "Trustees")). The New Senior Notes and the New Senior Subordinated Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each of the Subsidiary Guarantors pursuant to the terms of the applicable indenture. As used in this Agreement, the term "Issuers" shall refer collectively to Food 4 Less (or after giving effect to the Mergers, the Surviving Company) and the Subsidiary Guarantors.





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          Upon consummation of the Mergers, the Surviving
Company and the Subsidiary Guarantors will enter into an indenture supplemental to each of the Indentures (the "Supplemental Indentures") with the trustees thereunder and Crawford Stores, Inc., an indirect wholly-owned subsidiary of RSI, pursuant to which such subsidiary (the "Additional Guarantor") will guarantee the Senior Notes and the Senior Subordinated Notes, pursuant to and in accordance with the applicable Indenture. As used herein with respect to periods subsequent to the consummation of the Merger, the term "Subsidiary Guarantor" will include the Additional Guarantor.

          The Issuers hereby confirm their agreement with you
(the "Underwriters"), as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Surviving Company (as defined) proposes to issue and sell to the Underwriters (i) $295,000,000 aggregate principal amount of its Senior Notes, which will be part of the same issue as the Senior Notes issued pursuant to the F4L Exchange Offers and (ii) $200,000,000 aggregate principal amount of its Senior Subordinated Notes, which will be part of the same issue as the Senior Subordinated Notes issued pursuant to the RGC Offers. The Senior Notes and the Senior Subordinated Notes to be issued and sold by the Surviving Company to the several Underwriters pursuant to this Agreement are hereinafter referred to collectively as the "Notes"; and the Notes and the related Guarantees are hereinafter referred to collectively as the "Securities".

          2.   Representations and Warranties

          (a) Each Issuer jointly and severally represents and warrants to and agrees with the Underwriters that:

          (i)  A registration statement on Form S-1 (File
     No. 33-57185), with respect to the Securities, including a prospectus, subject to completion, has been filed by the Issuers with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Act"); and one or more amendments to such registration statement also have been so filed. After the execution of this Agreement, the Issuers will file with the Commission either (x) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, such registration statement) with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by





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     the Underwriters prior to the execution of this Agreement, or (y) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus, subject to completion, filed with such registration statement or any amendment thereto (including the prospectus, subject to completion, if any, included in such Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b) such term means the prospectus included in such Registration Statement.

          (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (x) complied in all material respects with the requirements of the Act and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (x) complied or will comply in all material respect with the requirements of the Act and (y) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date (as defined in Section 3), the Prospectus, as amended or supplemented at any such time, (x) complied or will comply in all material respects with the requirements of the Act and (y) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this





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     paragraph (ii) do not apply to statements or omissions
     made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuers by the Underwriters specifically for use therein, as referenced in Section 11 hereof, or to the Statements of Eligibility and Qualification (the "Forms T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Trustees filed as exhibits to the Registration Statement.

          (iii) Each of Food 4 Less and the Subsidiary Guarantors has, and after giving effect to the Mergers and the Equity Merger, the Surviving Company and the Subsidiary Guarantors will have, all the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Each of Food 4 Less and the Subsidiary Guarantors has, and after giving effect to the Mergers and the Equity Merger, the Surviving Company and the Subsidiary Guarantors will have, taken all necessary corporate action to authorize the issuance of the Securities.

          (iv)  Each of Food 4 Less and the Subsidiary
     Guarantors has, and after giving effect to the Mergers and the Equity Merger, the Surviving Company and the Subsidiary Guarantors will have, been duly incorporated and each of Food 4 Less and the Subsidiary Guarantors is, and after giving effect to the Mergers and the Equity Merger the Surviving Company and the Subsidiary Guarantors will be, validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own or lease its properties and conduct its businesses as now conducted as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and each of Food 4 Less and the Subsidiary Guarantors is, and after giving effect to the Mergers and the Equity Merger the Surviving Company and the Subsidiary Guarantors will be, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have (x) a material adverse effect on the business, condition (financial or other) or results of operations of Food 4 Less and the Subsidiary Guarantors (or, after giving effect to the Equity Merger, the Mergers, and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the





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     most recent Preliminary Prospectus) the Surviving Company
     and its subsidiaries) taken as a whole; or (y) an adverse effect on the ability of Food 4 Less or any Subsidiary Guarantor to perform any of its material obligations under any of the agreements, documents or instruments contemplated to be entered into by Food 4 Less or any of the Subsidiary Guarantors hereby or by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (collectively, the "Transaction Documents") to which it is a party either before or after giving effect to the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence the most recent Preliminary Prospectus) (a "Material Adverse Effect"); Food 4 Less has, and upon consummation of the Equity Merger and the Mergers, the Surviving Company will have (based upon the assumptions described and referred to in the first paragraph of the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) under the caption, "Pro Forma Capitalization"), in all material respects, the authorized, issued and outstanding capitalization set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); the only direct or indirect subsidiaries of Food 4 Less (or, after giving effect to the Equity Merger, the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence the most recent Preliminary Prospectus), the Surviving Company) are the Subsidiary Guarantors; except as aforesaid, neither Food 4 Less nor any of the Subsidiary Guarantors owns, directly or indirectly, any of the capital stock or other equity securities of any other person, except that Alpha Beta Company has an investment in Certified Grocers of California, Inc. ("Certified"), one of Food 4 Less's suppliers, and Food 4 Less GM has an interest in a joint venture with Certified; the outstanding shares of capital stock of Food 4 Less and each of the Subsidiary Guarantors (and, upon consummation of the Equity Merger and the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Surviving Company and each of its subsidiaries) have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights granted by such person; and except as described in the Prospectus (or, if the Prospectus is not in existence the most recent Preliminary Prospectus), all of the outstanding shares of capital stock of each of the Subsidiary Guarantors are owned beneficially by Food 4 Less (and, upon consummation of the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, the Surviving Company) free and clear of all liens, encumbrances, security interests,





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     mortgages, pledges, charges or claims.  No holders of
     securities of Food 4 Less or any of the Subsidiary Guarantors (or, upon consummation of the Equity Merger, Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Surviving Company or any of its subsidiaries) are entitled to have such securities registered under the Registration Statement.

          (v) The Securities have been duly and validly authorized by Food 4 Less for issuance and conform in all material respects to the description thereof in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Securities, when executed by the Surviving Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Surviving Company entitled to the benefits of the applicable Indenture and enforceable against the Surviving Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, and (iv) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable. Food 4 Less and the Subsidiary Guarantors (and, upon consummation of the Equity Merger, the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Surviving Company and the Subsidiary Guarantors) have all requisite corporate power and authority to execute, deliver and perform its obligations under the Indentures and the Guarantees. Upon consummation of the Mergers, the Surviving Company will have all requisite corporate power and authority to issue and deliver the Securities and each Subsidiary Guarantor will have all requisite corporate power and authority to issue and deliver its Guarantees to the Underwriters as provided herein. Each of the Indentures has been duly authorized by Food 4 Less and the Subsidiary Guarantors and, when executed and delivered by Food 4 Less and the Subsidiary Guarantors (and, upon consummation of the





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     Equity Merger, the Mergers and the other transactions
     contemplated by the Prospectus (or if the Prospectus is not in existence, the most recent Prelimianry Prospectus), the Surviving Company and the Subsidiary Guarantors) (assuming the due authorization, execution and delivery thereof by the applicable Trustee), will constitute a valid and legally binding agreement of each of the Surviving Company and the Subsidiary Guarantors enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (v) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect on the Guarantees of
     Section 548 of the Bankruptcy Code and comparable provisions of state law, (w) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (x) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, (y) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable and (z) the unenforceability of the provisions contained in the Indentures relating to the waiver of
     (A) stay, extension or usury laws and (B) subrogation rights or other rights and defences of the Subsidiary Guarantors.

          (vi) The Guarantees endorsed on the Securities have been duly authorized and, when executed and delivered, will, upon the execution, authentication and delivery of the Securities and payment therefor, be valid and binding obligations of each Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with their respective terms, except that the enforcement thereof may be subject to (w) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect on the Guarantees of Section 548 of the Bankruptcy Code and comparable provisions of state law, (x) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (y) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, and (z) the unenforceability of any provision requiring the payment of attorneys' fees,





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     except to the extent that a court determines such fees to
     be reasonable.

          (vii) This Agreement has been duly authorized, executed and delivered by Food 4 Less and each of the Subsidiary Guarantors and, assuming the due authorization, execution and delivery hereof by the Underwriters, constitutes the valid and legally binding obligation of Food 4 Less and the Subsidiary Guarantors enforceable against Food 4 Less and the Subsidiary Guarantors (and after giving effect to the Equity Merger and the Mergers, the Surviving Company and its subsidiaries) in accordance with its terms, except that the enforcement hereof may be subject to (v) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
     (w) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (x) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, (y) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable and (z) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement, the Securities, the Guarantees, the Indentures, or any of the other Transaction Documents by Food 4 Less or any Subsidiary Guarantors (or upon consummation of the Equity Merger and the Mergers, the Surviving Company or any Subsidiary Guarantor) (to the extent each such person is a party thereto) or the consummation by Food 4 Less or any Subsidiary Guarantors (or upon consummation of the Equity Merger and the Mergers, the Surviving Company or any Subsidiary Guarantor) of any of the transactions contemplated hereby or thereby or by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except such as have been obtained and such as may be required under the Act, the Trust Indenture Act or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Underwriters, the Equity Merger, the Mergers or any of such other transactions. None of Food 4 Less or any of the Subsidiary Guarantors is (and upon





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     consummation of the Equity Merger and the Mergers, none of the Surviving Company or any of the Subsidiary Guarantors will be) (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to Food 4 Less or any of the Subsidiary Guarantors (or upon consummation of the Equity Merger and the Mergers, the Surviving Company or any of the Subsidiary Guarantors) which violation would have a Material Adverse Effect, or
     (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other agreement or instrument to which Food 4 Less or any of the Subsidiary Guarantors (or upon consummation of the Equity Merger and the Mergers, the Surviving Company or any of the Subsidiary Guarantors) is subject, which default would have a Material Adverse Effect.

          The execution, delivery and performance by Food 4 Less and the Subsidiary Guarantors (and upon consummation of the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) of this Agreement the Securities, the Guarantees, the Indentures and each of the other Transaction Documents (to the extent each such person is a party thereto), and the consummation by Food 4 Less and each of the Subsidiary Guarantors (and upon consummation of the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) of the transactions contemplated hereby, thereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not (after giving effect to all amendments and waivers obtained on or prior to the Closing Date (as hereinafter defined) which are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)) conflict with or constitute or result in a breach or violation by Food 4 Less or any of the Subsidiary Guarantors (or upon consummation of the Equity Merger and the Mergers, the Surviving Company or any of the Subsidiary Guarantors) of any of (x) the terms or provisions of, or constitute a default by Food 4 Less or any of the Subsidiary Guarantors (or upon consummation of the Mergers, the Surviving Company or any of the Subsidiary Guarantors) under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or other agreement or instrument to which any such person is a party or to which any of them or their respective properties is subject, which conflict, breach, violation or default would have a Material Adverse Effect, (y) the certificate of incorporation or bylaws of any such person, or (z) any statute, judgment, decree, order, rule or regulation (excluding state securities and





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     "Blue Sky" laws) of any court or governmental agency or
     other body applicable to any such person, or any of their respective properties, which conflict, breach, violation or default would have a Material Adverse Effect.

          (viii) (x) Immediately after the consummation of the Equity Merger, the Mergers, the issuance of the Securities and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the fair value and present fair saleable value of the assets of the Surviving Company and each Subsidiary Guarantor will exceed the sum of its stated liabilities and identified contingent liabilities; and (y) after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither Food 4 Less or any Subsidiary Guarantor is, nor, upon consummation of the Mergers, will the Surviving Company or any Subsidiary Guarantor be, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or
     (c) insolvent.

          (ix)  Each of Food 4 Less and the Subsidiary
     Guarantors have, and upon consummation of the Equity Merger and the Mergers, the Surviving Company and each of the Subsidiary Guarantors will have, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents (to the extent each is a party thereto). As of the Closing Date, each of the Transaction Documents will have been duly and validly authorized by each of Food 4 Less and the Subsidiary Guarantors, and upon consummation of the Equity Merger and the Mergers, the Surviving Company and each of the Subsidiary Guarantors (to the extent each is a party thereto); and, when executed and delivered by Food 4 Less and the Subsidiary Guarantors (to the extent each is a party thereto), each such Transaction Document will constitute a valid and legally binding obligation of each of Food 4 Less and the Subsidiary Guarantors (and will, upon consummation of the Equity Merger and the Mergers, constitute a valid and legally binding obligation of the Surviving Company and each of the Subsidiary Guarantors), to the extent each is a party thereto, enforceable against each such person in accordance with its terms except that the enforcement thereof may be subject to (w) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally,
     (x) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (y) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, and (z) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable.

          (x) As of the Closing Date each of the Supplemental Indentures will have been duly and validly authorized by Crawford Stores. The Supplemental Indentures, when executed and delivered by Crawford Stores (assuming the due authorization, execution and delivery thereof by the applicable Trustee) will have been duly executed and delivered and will constitute valid and legally binding obligations of Crawford Stores enforceable against Crawford Stores in accordance with their terms, except that the enforcement thereof may be subject to
     (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) the unforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, and (iv) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable.

          (xi) As of the Closing Date, the Equity Merger will have been duly authorized by Holdings and F4L and will have been duly approved by the stockholder of F4L; the Equity Merger will conform in all material respects to the description thereof in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Mergers have been duly authorized by Food 4 Less and have been duly approved by Food 4 Less' stockholders; the Merger Agreement conforms and the Mergers will conform in all material respects to the description thereof in the Prospectus (or, if the Prospectus is not in existence the most recent Preliminary Prospectus).

          (xii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent
     Preliminary Prospectus), and except as would not individually or in the aggregate have a Material Adverse

     Effect (w) Food 4 Less and each of the Subsidiary Guarantors is in compliance with all applicable Environmental Laws (as defined below), (x) Food 4 Less and each of the Subsidiary Guarantors has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (y) there are no pending, or to the best knowledge of Food 4 Less or any of the Subsidiary Guarantors threatened, Environmental Claims (as defined below) against Food 4 Less or any of the Subsidiary Guarantors and (z) Food 4 Less and each of the Subsidiary Guarantors does not have knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against Food 4 Less or any of the Subsidiary Guarantors or any of their respective properties or operations and the business operations relating thereto that could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means, with respect to any person, any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on such person or any of its subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xiii) The audited consolidated financial statements and schedules of Food 4 Less included in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the consolidated financial position, results of operations and cash flows of Food 4 Less at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and the unaudited consolidated financial statements of Food 4 Less and the related notes included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the consolidated financial position, results of operations and cash flows of Food 4 Less at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein.

          The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          Arthur Andersen LLP, which has audited certain of such financial statements and schedules as set forth in their reports included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) is an independent public accounting firms as required by the Act. The statistical and market-related data (including, without limitation, the estimated cost savings information) included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are based on or derived from sources which Food 4 Less and the Subsidiary Guarantors believe to be reliable and accurate.

          (xiv) Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) there is not pending or, to the knowledge of Food 4 Less or any of the Subsidiary Guarantors, threatened, any action, suit, proceeding, inquiry or investigation to which Food 4 Less or any Subsidiary Guarantors, or to which the property of Food 4 Less or any Subsidiary Guarantors is subject, before or brought by any court or governmental agency or body, which would if adversely determined have a Material Adverse Effect.

          (xv)  Food 4 Less and each of the Subsidiary
     Guarantors has (and upon consummation of the Equity Merger and the Mergers, the Surviving Company and each of its subsidiaries will have) (a) good and marketable title to all the properties and other material assets (personal, tangible, intangible or mixed) owned by it, or purported to be owned by it, and, as of the Closing Date (after giving effect to the Equity Merger and the Mergers), such title will be free and clear of all liens, except for liens which would be permitted under the Indentures and
     (b) peaceful and undisturbed possession under all leases to which it is a party as lessee or sublessee, except for such defects in title or lack of possession that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Food 4 Less and each of the Subsidiary Guarantors operates (and upon consummation of the Equity Merger and the Mergers, the Surviving Company and each of its subsidiaries will operate) all material real and personal property leased by it under valid and enforceable leases and has, and upon consummation of the Equity Merger and the Mergers, shall have, performed in all material respects the obligations required to be performed by it with respect to each such lease, except for such leases and obligations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As to leases with respect to which Food 4 Less or any Subsidiary Guarantor is the lessor, the lessees and other parties under such leases are in compliance with all terms and conditions thereunder and such leases are in full force and effect except for any failures to comply or remain in full force and effect which could not reasonably be expected to have a Material Adverse Effect. All tangible assets and properties of each of Food 4 Less and the Subsidiary Guarantors are in good working order (subject to ordinary wear and tear) and are adequate for the uses to which they are being put or would be put in the ordinary course of business except for such assets and properties as are not material in the aggregate to the business, condition (financial or otherwise) or results of operations of Food 4 Less and the Subsidiary Guarantors taken as a whole.

          (xvi) Food 4 Less and the Subsidiary Guarantors own, or are licensed under, and have (and upon consummation of the Equity Merger and the Mergers, the Surviving Company and each of its subsidiaries will be licensed under and will have) the rights to use, all trademarks and trade names (collectively, "Intellectual Property") used in, or necessary for the conduct of, their businesses as currently conducted, and the consummation of the transactions contemplated hereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not alter or impair any such rights, except for such alterations or impairments as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Food 4 Less and the Subsidiary Guarantors no claims have been asserted by any person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto, except for such alterations or impairments as could not reasonably be expected to have a Material Adverse Effect.

     To the best knowledge of Food 4 Less and the Subsidiary Guarantors, there is no valid basis for any such claim and the use of such Intellectual Property by Food 4 Less and the Subsidiary Guarantors does not infringe on the rights of any person. Food 4 Less and each of the Subsidiary Guarantors has obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would have a Material Adverse Effect.

          (xvii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as described therein or contemplated thereby, (x) neither Food 4 Less nor any of the Subsidiary Guarantors has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (y) neither Food 4 Less nor any of the Subsidiary Guarantors has purchased any of its respective outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on their respective capital stock or otherwise.

          (xviii) There are no legal or governmental proceedings required to be described in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) that are not described as required, nor any contracts or other documents required to be described in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as exhibits to the Registration Statement by the Act that have not been described or filed as required.

          (xix) All taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, and interest) due or claimed to be due from Food 4 Less or any of the Subsidiary Guarantors that are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles, and except where the failure so to pay is not reasonably likely to have, singly or in the aggregate, a Material Adverse Effect. Food 4 Less and the Subsidiary Guarantors know of no actual or proposed additional tax assessments for any fiscal period against Food 4 Less and the Subsidiary Guarantors that, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          (xx) None of Food 4 Less or any of the Subsidiary Guarantors, or any agent acting on behalf of any of them has taken or will take any action that might cause this Agreement, the issuance or sale of the Securities or the issuance of the Guarantees to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the Closing Date.

          (xxi) None of Food 4 Less or any of the Subsidiary Guarantors is now, nor after giving effect to the Equity Merger and the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will Food 4 Less, the Surviving Company or any Subsidiary Guarantor be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxii) Except as stated in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) none of Food 4 Less or any of the Subsidiary Guarantors know of any outstanding claims for services, either in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated hereby.

          (xxiii) Food 4 Less and each of its subsidiaries is in compliance with all provisions of Section 517.075 of Florida Statutes 1987, as amended.

          (xxiv) Each of the representations and warranties of F4L, Holdings and Food 4 Less set forth in the Merger Agreement were true and correct in all materials respects at the time as of which such representations and warranties were made and will be true and correct at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

          (xxv) Each of the representations and warranties of F4L, Holdings, Food 4 Less and the Subsidiary Guarantors set forth in the Loan Agreement (as defined in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)) were true and correct in all materials respects at the time as of which such representations and warranties were made and will be true and correct at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

          (xxvi) Each of the representations and warranties of F4L, Holdings, Food 4 Less and the Subsidiary Guarantors set forth in the Dealer Manager Agreement dated January 25, 1995 (as amended through the date hereof) among F4L, Holdings, the Issuers and RSI on the one hand, and BT

     Securities Corporation, CS First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation, as dealer managers (the "Dealer Manager Agreement") were true and correct in all materials respects at the time as of which such representations and warranties were made and will be true and correct at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

          (xxvii) Except as stated in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) neither F4L nor any of its subsidiaries nor, to the best of Food 4 Less' knowledge, any of F4L or is subsidiaries respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stablization or manipulation of the price of any security of F4L or RSI or any of their respective subsidiaries to facilitate the exchange offers contemplated by the Transaction Documents and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (xxviii) Food 4 Less and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with you that, as of the Closing Date, F4L, Holdings and the Issuers have delivered to the Underwriters a true and correct copy of each of the Transaction Documents, together with all related agreements and all schedules and exhibits thereto, and there have been no material amendments, alterations, modifications and waivers as to which the Underwriters have been advised in writing and which would not be required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), each of the Transaction Documents conforms in all material respects to the description thereof in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and there exists as of the Closing Date (after giving effect to the transactions contemplated by each of the Transaction Documents and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents which would result in a Material Adverse Effect or to the best knowledge of Food 4 Less, materially adversely affect the ability of RSI or RGC to consummate the transactions contemplated by the Transaction Documents and the Prospectus (or, if the Prospectus is not in existence the most recent Preliminary Prospectus).

          (b) RSI represents and warrants to and agrees with the Underwriters that:

            (i) RSI has all the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and RSI and its subsidiaries have all necessary corporate power and authority to consummate the transactions contemplated hereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (ii) RSI and each of its subsidiaries has been duly incorporated and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own or lease its properties and conduct its businesses as now conducted as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have (x) a material adverse effect on the business, condition (financial or other) or results of operations of RSI and its subsidiaries (or, after giving effect to the Mergers, the Surviving Company and its subsidiaries) taken as a whole or (y) an adverse effect on the ability of RSI or any of its subsidiaries to perform any of its material obligations under any of the Transaction Documents to which it is a party either before or after giving effect to the Mergers and the other transactions contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) (a "Ralphs Material Adverse Effect"); RSI has the authorized, issued and outstanding capitalization set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); the only direct or indirect subsidiaries of RSI are RGC and Crawford Stores, Inc.; except as aforesaid, neither RSI nor any of its subsidiaries owns, directly or indirectly, any of the capital stock or other equity securities of any other person; the outstanding shares of capital stock of each of RSI and each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights granted by RSI or any of its subsidiaries; and except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), all of the outstanding shares of capital stock of each of RGC and Crawford Stores, Inc. are owned beneficially by RSI free and clear of all liens, encumbrances, security interests, mortgages, pledges, charges or claims. No holders of securities of RSI or any of its subsidiaries are entitled to have such securities registered under the Registration Statements.

            (iii) Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement or any of the other Transaction Documents by RSI or any of its subsidiaries (to the extent each such person is a party thereto) or the consummation by RSI or any of its subsidiaries of the transactions contemplated thereby or by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except such as have been obtained and such as may be required under securities or "Blue Sky" laws in connection with the Mergers or any of such transactions. Neither RSI nor any of its subsidiaries is (x) in violation of its certificate of incorporation or bylaws, (y) in violation of any statute, judgment, decree, order, rule or regulation applicable to RSI or any of its subsidiaries which violation would have a Ralphs Material Adverse Effect, or
     (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other agreement or instrument to which RSI or any of its subsidiaries is subject, which default would have a Ralphs Material Adverse Effect.

               The execution, delivery and performance by RSI and its subsidiaries of this Agreement and each of the other Transaction Documents (to the extent each such person is a party thereto), and the consummation by RSI and its subsidiaries of the transactions contemplated hereby, thereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not (after giving effect to all amendments or waivers obtained on or prior to the Closing Date which are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)) conflict with or constitute or result in a breach or violation by RSI or any of its subsidiaries of any of (x) the terms or provisions of, or constitute a default by RSI or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or other agreement or instrument to which any such person is a party or to which any of them or their respective properties is subject, which conflict, breach, violation or default would have a Ralphs Material Adverse Effect,
     (y) the certificate of incorporation or bylaws of any such person, or (z) any statute, judgment, decree, order, rule or regulation (excluding state securities and "Blue Sky" laws) of any court or governmental agency or other body applicable to any such person or any of their respective properties, which conflict, breach, violation or default would have a Ralphs Material Adverse Effect.

            (iv) RSI and its subsidiaries have all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents (to the extent each is a party thereto). As of the Closing Date, each of the Transaction Documents will have been duly and validly authorized by RSI and its subsidiaries (to the extent each is a party thereto); and, when executed and delivered by RSI and its subsidiaries (to the extent each is a party thereto), each such Transaction Document will constitute a valid and legally binding obligation of RSI and its subsidiaries, to the extent each is a party thereto, enforceable against each such person in accordance with its terms except that the enforcement thereof may be subject to (w) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (y) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, and (z) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable.

            (v) The Merger has been duly authorized by RSI and duly approved by its stockholders; as of the Closing Date the Subsequent Merger will have been duly authorized by RSI and duly approved by its stockholders. All representations and warranties of RSI set forth in the Merger Agreement were true and correct in all materials respects at the time as of which such representations and warranties were made and will be true and correct at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

            (vi) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as would not individually or in the aggregate have a Ralphs Material Adverse Effect (w) RSI and each of its subsidiaries is in compliance with all applicable Environmental Laws, (x) RSI and each of its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (y) there are no pending, or to the best knowledge of RSI threatened, Environmental Claims against RSI or any of its subsidiaries and (z) RSI and each of its subsidiaries does not have knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against RSI or any of its subsidiaries or any of their respective properties or operations and the business operations relating thereto that could reasonably be expected to have a Ralphs Material Adverse Effect.

            (vii)  The audited consolidated financial
     statements and schedules of RSI (as successor to RGC) and RGC included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the consolidated financial position, results of operations and cash flows of RSI (as successor to RGC) and RGC, respectively, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and the unaudited consolidated financial statements of RSI (as successor to RGC) and the related notes included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), if any, present fairly the consolidated financial position, results of operations and cash flows of RSI (as successor to RGC) at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. KPMG Peat Marwick, which has examined certain of such financial statements and schedules as set forth in their reports included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accounting firms as required by the Act. The statistical and market-related data (including, without limitation, the estimated cost savings information) included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are based on or derived from sources which RSI believes to be reliable and accurate.

            (viii) Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is not pending or, to the knowledge of RSI, threatened, any action, suit, proceeding, inquiry or investigation to which RSI or any of its subsidiaries, or to which the property of RSI or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which would if adversely determined have a Ralphs Material Adverse Effect.

            (ix) RSI and each of its subsidiaries (a) has good and marketable title to all the real properties and other material assets (personal, tangible, intangible or mixed) owned by it, or purported to be owned by it, and, as of the Closing Date such title will be free and clear of all liens, except for liens which would be permitted under the Indentures and (b) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee or sublessee, except for defects in title or lack of possession that, in the aggregate, could not reasonably be expected to have a Ralphs Material Adverse Effect. RSI and each of its subsidiaries operates all material real and personal property leased by it under valid and enforceable leases and has performed in all material respects the obligations required to be performed by it with respect to each such lease except for such leases and obligations which, in the aggregate, could not reasonably be expected to have a Ralphs Material Adverse Effect. As to leases with respect to which RSI or any of its subsidiaries is the lessor, the lessees and other parties under such leases are in compliance with all terms and conditions thereunder and such leases are in full force and effect except for any failures to comply or remain in full force and effect which could not reasonably be expected to have a Ralphs Material Adverse Effect. All tangible assets and properties of RSI and its subsidiaries are in good working order (subject to ordinary wear and tear) and are adequate for the uses to which they are being put or would be put in the ordinary course of business except for such assets and properties as are not material in the aggregate to the business, condition (financial or otherwise) or results of operations of RSI and its subsidiaries taken as a whole.

            (x) RSI and its subsidiaries own, or are licensed under, and have the rights to use, all trademarks and trade names (collectively, "Intellectual Property") used in, or necessary for the conduct of, their businesses as currently conducted, and the consummation of the transactions contemplated hereby and by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not alter or impair any such rights. To the best of RSI's knowledge, no claims have been asserted by any person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of RSI's knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by RSI and its subsidiaries does not infringe on the rights of any person. RSI and each of its subsidiaries has obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would have a Ralphs Material Adverse Effect.

            (xi) Subsequent to the respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as described therein or contemplated thereby, (x) none of RSI or any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (y) none of RSI or any of its subsidiaries has purchased any of its respective outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on their respective capital stock or otherwise.

            (xii) All taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, and interest) due or claimed to be due from RSI or any of its subsidiaries that are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles, and except where the failure so to pay is not reasonably likely to have, singly or in the aggregate, a Ralphs Material Adverse Effect. RSI knows of no actual or proposed additional tax assessments for any fiscal period against RSI or any of its subsidiaries that, singly or in the aggregate, is reasonably likely to have a Ralphs Material Adverse Effect.

            (xiii) Neither RSI nor any of its subsidiaries is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment
     Company Act of 1940, as amended.

            (xiv) Except as stated in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), RSI does not know of any outstanding claims for services, either in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated hereby.

            (xv)  RSI and each of its subsidiaries is in
     compliance with all provisions of Section 517.075 of Florida Statutes 1987, as amended.

            (xvi) Except as stated in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) neither RSI nor any of its subsidiaries nor, to the best of their knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of RSI or F4L or any of their respective subsidiaries to facilitate the exchange offers contemplated by the Transaction Documents and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (xvii) Each of the representations and warranties of RSI set forth in the Loan Agreement were true and correct in all materials respects at the time as of which such representations and warranties were made and will be true and correct at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

            (xviii) Each of the representations and warranties of RSI set forth in Section 5(c) of the the Dealer Manager Agreement were true and correct in all materials respects at the time as of which such representations and warranties were made and will be true and correct at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

          Any certificate signed by any officer of Food 4 Less, any Subsidiary Guarantor or RSI and delivered pursuant to this Agreement or in connection with the payment of the purchase price and delivery of the Securities shall be deemed a representation and warranty by Food 4 Less, the Subsidiary Guarantors or RSI to each Underwriter as to the matters covered thereby, and shall not be deemed a representation by such officer as an individual.

          3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, Food 4 Less and the Subsidiary Guarantors (and after giving effect to the Equity Mergers and the Mergers, the Surviving Company and the Subsidiary Guarantors) agree to issue and sell to the Underwriters, and each of the Underwriters severally agrees to purchase from Food 4 Less and the Subsidiary Guarantors (and after giving effect to the Equity Mergers and the Mergers, the Surviving Company and the Subsidiary Guarantors), at ______% of their principal amount, the respective aggregate principal amounts of the Securities set forth opposite their respective names set forth on Exhibit A hereto. The obligations of the Underwriters under this Agreement are several and not joint. One or more certificates in definitive form for the Securities that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Underwriter requests upon notice to Food 4 Less at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor (less an amount equivalent to payment of interest at the then applicable Federal Funds Rate on the purchase price of the Securities for one (1) day) by wire transfer or check of immediately available funds to the account of Food 4 Less.
Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York time, on __________, 1995, or at such other place, time or date as the Underwriters and Food 4 Less may agree upon or as the Underwriters may determine pursuant to Section 7(i) hereof, such time and date of delivery against payment being herein referred to as the "Closing Date." Food 4 Less will make such certificate or certificates for the Securities available for checking and packaging by the Underwriters at the offices in New York, New York of BT Securities Corporation at least 24 hours prior to the Closing Date.

          4.   Offering by the Underwriters.  After the
Registration Statement becomes effective, the Underwriters propose to offer for sale to the public the Securities at the price and upon the terms set forth in the Prospectus.

          5.   Certain Covenants.  Each of Food 4 Less and each
Subsidiary Guarantor jointly and severally covenants and agrees with the Underwriters that:

               (i) Food 4 Less and each Subsidiary Guarantor will use its respective best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective promptly. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the rules and regulations of the Commission under the Act, then immediately following the execution of this Agreement, Food 4 Less will prepare, and thereafter Food 4 Less will file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the rules and regulations of the Commission under the Act, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. Food 4 Less will give each Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which Food 4 Less proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the rules any regulations of the Commission under the Act), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object in writing or which is not in compliance with the Act. Food 4 Less and each Subsidiary Guarantor will advise the Underwriters, promptly after any of them receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriters of each such filing or effectiveness.

               (ii) Food 4 Less and each Subsidiary Guarantor will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. Each of Food 4 Less and each Subsidiary Guarantor will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

               (iii) Food 4 Less and each Subsidiary Guarantor (and after giving effect to the Equity Merger and the Mergers, the Surviving Company and its subsidiaries) will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the initial distribution of the Securities by the Underwriters; provided, however, that in connection therewith neither Food 4 Less nor any Subsidiary Guarantor (nor after giving effect to the Equity Merger and the Mergers, the Surviving Company and its subsidiaries) shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or, except at the expense of the Underwriters, to keep any state qualification effective after one year.

               (iv) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act and the Exchange Act, Food 4 Less (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company) shall (subject to Section 5(i)) forthwith amend or supplement the Prospectus (in form and substance reasonable satisfactorily to counsel for the Underwriters and in compliance with the Act) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the Act and the Exchange Act, and Food 4 Less (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company) will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

               (v) Food 4 Less (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company) and the Subsidiary Guarantors will, without charge, provide
     (a) to each Underwriter and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and (b) so long as a prospectus relating to the

     Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

               (vi) Food 4 Less (and after giving effect to the Equity Merger and the Mergers, the Surviving Company) will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the rules and regulations of the Commission under the Act) covering a twelve-month period beginning not later than the first day of the fiscal quarter of Food 4 Less, next following the "effective date" (as defined in Rule 158) of the Registration Statement.

               (vii)  If, prior to the completion of the
     distribution of the Securities Food 4 Less (or after giving effect to the Equity Merger and the Mergers, the Surviving Company), or any of its subsidiaries, commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the business of Food 4 Less (or after giving effect to the Equity Merger and the Mergers, the Surviving Company) or any of its subsidiaries with Cuba or with any person or affiliate located in Cuba changes in any material way, Food 4 Less will provide the Department notice of such business or change, as appropriate, in a form acceptable to such Department.

               (viii)  Food 4 Less (or, after giving effect to
     the Equity Merger and the Mergers, the Surviving Company) will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

               (ix)  Prior to the Closing Date, Food 4 Less
     will furnish to the Underwriters, as soon as they have been prepared by or are available to Food 4 Less, a copy of any unaudited interim consolidated financial statements of Food 4 Less and its subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and Prospectus.

          6. Expenses. Food 4 Less and the Subsidiary Guarantors (and after giving effect to the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) jointly and severally agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by Food 4 Less or any Subsidiary Guarantor, (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities and the Guarantees, including trustees' fees, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities,
(vii) expenses of Food 4 Less and the Subsidiary Guarantors in connection with any meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustees including fees and expenses of their counsel, (ix) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters), and (x) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10(a)(i) hereof or because of any failure, refusal or inability on the part of Food 4 Less or any Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company and to Subsidiary Guarantors) to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Underwriters, Food 4 Less or the Subsidiary Guarantors (or after giving effect to the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

          7. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties contained herein, to the performance by Food 4

Less and each Subsidiary Guarantor (and, after giving effect to the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) and RSI of their respective covenants and agreements hereunder and to the following additional conditions:

          (i) If the registration statement originally filed with respect to the Securities or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 12:00 noon, New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriters; if required, the Prospectus and any amendment or supplement thereto shall have been filed in accordance with Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto or the qualification of either Indenture under the Trust Indenture Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of Food 4 Less, any Subsidiary Guarantor or the Underwriters, shall be contemplated by the Commission; and the Underwriters shall have received a certificate, with respect to Food 4 Less and each Subsidiary Guarantor, dated the Closing Date and signed by the Chairman, Vice Chairman, President, a Senior Vice President or a Vice President of Food 4 Less (who may rely upon the best of his information and belief), to that effect.

          (ii) The Underwriters shall have received opinions in form and substance satisfactory to the Underwriters, dated the Closing Date, of (a) Latham & Watkins, special counsel for Food 4 Less and each Subsidiary Guarantor, substantially in the form of Exhibit B hereto, (b) Irwin, Clutter & Severson, special Kansas counsel to Food 4 Less and each Subsidiary Guarantor, substantially in the form of Exhibit C hereto, and (c) the opinion of the Senior Vice President, General Counsel and Secretary of RSI, substantially in the form of Exhibit D hereto.

          (iii) The Underwriters shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the sufficiency of certain corporate proceedings and other legal matters relating to this Agreement, and such other related matters as the Underwriters may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

          (iv) The Underwriters shall have received, from Arthur Andersen LLP, independent public accountants for Food 4 Less and the Subsidiary Guarantors, letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters and Cahill Gordon & Reindel, counsel for the Underwriters.

          (v) The Underwriters shall have received from KPMG Peat Marwick, independent public accountants for RSI and RGC, letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters and Cahill Gordon & Reindel, counsel for the Underwriters.

          (vi) The representations and warranties of RSI, Food 4 Less and each Subsidiary Guarantor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as to a certain date); RSI, Food 4 Less and each Subsidiary Guarantor shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Prospectus, there shall have been no material adverse change in the business, condition (financial or other) or results of operations of either (i) RSI and its subsidiaries taken as a whole or
     (ii) Food 4 Less and its subsidiaries taken as a whole (each a "Material Adverse Change"), or any development involving a prospective Material Adverse Change, except as set forth in, or contemplated by, the Registration Statement and the Prospectus.

          (vii)  None of the issuance and sale of the
     Securities pursuant to this Agreement, the Equity Merger, the Mergers or any of the other transactions contemplated by any of the Transaction Documents or the Prospectus shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement, the Dealer Manager Agreement, the Merger Agreement, the Loan Agreement the Equity Merger, the Mergers or any of the other transactions contemplated by the Prospectus, before any court or governmental authority.

          (viii)  The Underwriters shall have received a
     certificate, dated the Closing Date, of the Vice Chairman, President or any Vice President (and with respect to (B) below, the Chief or Principal Financial Officer) of Food 4
     Less to the effect that:

                 (A) The representations and warranties of Food 4 Less and each Subsidiary Guarantor in this Agreement are true and correct as if made on and as of the Closing Date, and Food 4 Less and each Subsidiary Guarantor has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date after giving effect to the Merger, the Equity Merger at the other transactions contemplated hereby, by the Transaction Documents and the Prospectus;

                 (B)     No stop order suspending the
          effectiveness of the Registration Statement or any amendment thereto or the qualification of either Indenture under the Trust Indenture Act has been issued, and no proceedings for those purposes have been instituted or threatened or, to the best of Food 4 Less' and each Subsidiary Guarantor's knowledge, as the case may be, are contemplated by the Commission;

                 (C) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any developments involving a prospective material adverse change in the business, condition (financial or other) or results of operations of Food 4 Less and its subsidiaries (or after giving effect to the Equity Merger and the Mergers, the Surviving Company and its subsidiaries) taken as a whole;

                 (D) Neither the sale of the Securities by the Surviving Company hereunder nor the issuance of the Guarantees by the Subsidiary Guarantors nor any of the other transactions contemplated hereby, by the Transaction Documents or by the Prospectus has been enjoined (temporarily or permanently);

                 (E)     There have been no material
          amendments, alterations, modifications, or waivers of any provisions of any of the Transaction
          Documents since the date of the execution and delivery thereof by the parties thereto;
          and

                 (F)     Food 4 Less and the Subsidiary
          Guarantors, to the extent each is a party thereto, have complied in all material respects with all agreements and covenants in the Transaction Documents and performed in all material respects all conditions specified therein contemplated by the Prospectus to be complied with or performed by them at or prior to the Closing.

          (ix) On the Closing Date, the Underwriters shall have received a certificate, dated such date, of the Vice Chairman, President or any Vice President (and with respect to (B) below the Chief or Principal Financial Officer) of RSI to the effect that:

               (A) The representations and warranties of RSI in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and RSI and its subsidiaries have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date after giving effect to the Merger, the Equity Merger and the other transactions contemplated hereby, by the Transaction Documents and by the Prospectus;

               (B)  Subsequent to the date as of which
          information is given in the Prospectus, there has not been any material adverse change, or any developments involving a prospective material adverse change, in the business, condition (financial or other) or results of operations of RSI and its subsidiaries taken as a whole; and

               (C) RSI and its subsidiaries have complied in all material respects with all agreements and covenants in the Transaction Documents, to the extent each is a party thereto, and performed in all material respects all conditions specified therein contemplated by the Prospectus to be complied with or performed by them at or prior to the Closing.

          (x) On the Closing Date, the Underwriters shall have received (i) a letter, dated the Closing Date, from Houlihan, Lokey, Howard & Zukin, Inc. with respect to the solvency of the Surviving Company and its subsidiaries in form, scope and substance satisfactory to the Underwriters and (ii) environmental audit reports in form, scope and substance satisfactory to the Underwriters.

          (xi)  On the Closing Date, Food 4 Less, the
     Subsidiary Guarantors and RSI shall have, to the extent each is a party thereto, complied in all material respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein (other than agreements or covenants which have been waived but only if such waivers are not required to be set forth in the Prospectus) to be complied with or performed at or prior to the Closing, and each of the Transaction Documents shall be in full force and effect.

          (xii) On the Closing Date, the Underwriters shall have received copies of all certificates, documents and opinions delivered by RSI, F4L, Holdings, the Issuers, or any of their counsels and such other certificates, documents and opinions reasonably obtainable by RSI, F4L, Holdings or the Issuers under the Transaction Documents in connection with the Mergers and the financing (as defined in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)), together with letters addressed to the Underwriters, stating that the Underwriters may rely on such certificates and opinions as if they had been addressed to the Underwriters.

          (xiii) The Equity Merger shall have been consummated on the terms and conditions set forth in the Prospectus.

          (xiv)  On the Closing Date:

               (1) the Certificates of Merger with respect to the Mergers shall be in form and substance satisfactory to the Underwriters and Cahill Gordon & Reindel, counsel for the Underwriters, shall have been pre-cleared for filing with the Secretary of State of the State of Delaware and shall be ready in all respects for filing immediately upon consummation of each of the transactions contemplated by the Prospectus to be consummated prior to the Mergers;

               (2)  the Loan Agreement with aggregate
          commitments thereunder of not less than
          $1,075,000,000 shall be in full force and effect, no event shall have occurred and no event shall have failed to occur, which would relieve the lenders under the New Credit Facility (the "Lenders") of their obligation to advance funds, or preclude them from advancing funds to Food 4 Less thereunder, and concurrently with the Closing the Lenders shall have advanced funds under the New Credit Facility in an amount at least equal to $750,000,000 under the term loan facilities and such additional amounts under the revolving credit facility as are necessary to fund the Mergers and related transactions and there shall be a sufficient amount available under the term loan facilities for a period of at least ninety days following the Closing Date to fund the Change of Control Offers (as defined in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus));

               (3) New Holdings shall have received at least $140,000,000 in cash from institutional investors as consideration for the issuance and sale by New Holdings of shares of capital stock of New Holdings on the terms and conditions described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus); New Holdings shall have purchased at least 48% of the outstanding common stock of RSI with $100,000,000 of the proceeds of such issuance, $131,500,000 aggregate principal amount of its 13 5/8% Senior Subordinated Pay In Kind Debentures due 2007 (the "Seller Debentures") and $18,500,000 aggregate accreted value of its 13 5/8%; Senior Discount Notes due 2005 (the "Discount Debentures"), all as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). New Holdings shall have contributed such common stock of RSI, together with $12.1 million of the proceeds of the New Equity Investment to the capital of Food 4 Less. New Holdings shall have received at least $59,000,000 in cash from institutional investors as consideration for the issuance and sale by New Holdings to such institutional investors of $59,000,000 aggregate principal amount of the Discount Debentures, all as described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus). New Holdings shall have issued
          (i) $20,000,000 principal amount of Discount
          Debentures to The Yucaipa Companies in satisfaction of certain fees payable by the Company to The Yucaipa Companies in connection with the Mergers and
          (ii) $2.5 million principal amount of Discount Debentures to Apollo Advisers, L.P. in consideration of certain fees payable by New Holdings to Apollo Advisors, L.P. in connection with the Mergers, all as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). New Holdings and Food 4 Less shall have the issued, authorized and outstanding capitalization set forth in the Prospectus.

               (4) All conditions to the consummation of the Exchange Offers (as defined in the Dealer Manager Agreement) including the conditions contained in
          Section 6 of the Dealer Manager Agreement shall have been satisfied without waiver and all other transactions contemplated by the Prospectus (or, if the Prospecuts is not in existence, the most recent Preliminary Prospectus) to be consummated at or prior to the consummation of the Mergers shall have been consummated.

          (xv) Simultaneously with the Closing, (w) the Exchange Offers shall have been consummated as contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Dealer Manager Agreement, (x) the closing contemplated by the Merger Agreement, including without limitation the Mergers, shall have been consummated in accordance with the terms of the Merger Agreement,
     (y) immediately following consummation of the Mergers, the Subsequent Merger shall have been consummated in accordance with the terms described in the Prospectus and
     (z) Crawford Stores, Inc., (if at the time a subsidiary of the Surviving Company will) execute and deliver the Supplemental Indentures, in form and substance satisfactory to the Underwriters and Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the Securities.

          On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of Food 4 Less and the Subsidiary Guarantors and RSI and its subsidiaries as they shall have heretofore reasonably requested from Food 4 Less and the Subsidiary Guarantors.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. Food 4 Less and the Subsidiary Guarantors and RSI and its subsidiaries shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Underwriters shall reasonably request.

          8. Indemnification and Contribution. (a) Each of Food 4 Less and each Subsidiary Guarantor (and, after giving effect to the Equity Merger and the Mergers, the Surviving Company and each Subsidiary Guarantors) jointly and severally agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Securities or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or
     (B) any application or other document, or any amendment or supplement thereto, executed by Food 4 Less or any Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or any Subsidiary Guarantor) or based upon written information furnished by or on behalf of Food 4 Less or any Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or any Subsidiary Guarantor) filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or

          (ii) the omission or alleged omission to state, in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that neither Food 4 Less nor any of the Subsidiary Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to Food 4 Less or any Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or any Subsidiary Guarantor) by any of the Underwriters specifically for use therein; and provided, further, that neither Food 4 Less nor any Subsidiary Guarantor will be liable to the Underwriters or any person controlling any of the Underwriters with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from the Underwriters in reliance upon the Preliminary Prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as so amended or supplemented) is required by the Act, unless such failure to deliver this Prospectus (as amended or supplemented) was a result of noncompliance by Food 4 Less or any Subsidiary Guarantor with Section 5(v)(b) of this Agreement. This indemnity agreement will be in addition to any liability that Food 4 Less or any Subsidiary Guarantor may otherwise have to the indemnified parties. Neither Food 4 Less nor any Subsidiary Guarantor (nor, after giving effect to the Equity Merger and the Mergers, the Surviving Company nor the Subsidiary Guarantors) will, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification from the Underwriters may be sought hereunder (whether or not the Underwriters or any person who controls either of the Underwriters within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless Food 4 Less, each Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors), their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls Food 4 Less or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Food 4 Less or any Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Food 4 Less or any Subsidiary Guarantor by the Underwriters specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by Food 4 Less or any

Subsidiary Guarantor (or, after giving effect to the Equity Merger or the Mergers, the Surviving Company or any Subsidiary Guarantor) or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters will not, without the prior written consent of Food 4 Less and any affected Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or any affected Subsidiary Guarantor), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification from Food 4 Less or any affected Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or any affected Subsidiary Guarantor) may be sought hereunder (whether or not Food 4 Less or any such affected Subsidiary Guarantor or any person who controls Food 4 Less or any such affected Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of Food 4 Less or any such affected Subsidiary Guarantor and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or Food 4 Less and the Subsidiary Guarantors (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company and the Subsidiary Guarantors) in the case of paragraph (b) of this
Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

          (d)  In circumstances in which the indemnity
agreement provided for in the preceding paragraphs of this
Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by Food 4 Less and the Subsidiary Guarantors (and, after giving effect to the Equity Merger and the Mergers, the Surviving

Company and the Subsidiary Guarantors) on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses other than underwriting discounts and commissions) received by Food 4 Less (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company) bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Food 4 Less or the Subsidiary Guarantors (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or the Subsidiary Guarantor) on the one hand, or the Underwriters on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. Food 4 Less, each Subsidiary Guarantor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if Food 4 Less and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriters shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Underwriters under this Agreement, less the aggregate amount of any damages that the Underwriters have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of Food 4 Less and each Subsidiary Guarantor, each officer of Food 4 Less and each Subsidiary Guarantor who signed the Registration Statement and each person, if any, who controls Food 4 Less and each such Subsidiary Guarantor within the meaning of Section 15 of the Act of Section 20 of the Exchange Act, shall have the same rights to contribution as Food 4 Less and each such Subsidiary Guarantor.

          9.   Survival Clause.  The respective
representations, warranties, agreements, covenants, indemnities and other statements of Food 4 Less, RSI and each Subsidiary Guarantor, their respective officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of Food 4 Less or any Subsidiary Guarantor, any of their respective officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and
(ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          10. Termination. (a) This Agreement may be terminated in the sole discretion of the Underwriters by notice to Food 4 Less and the Subsidiary Guarantors given prior to the Closing Date in the event that Food 4 Less or any Subsidiary Guarantor (or, after giving effect to the Equity Merger and the Mergers, the Surviving Company or the Subsidiary Guarantors) shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) Food 4 Less or any Subsidiary Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect on the business, condition (financial or other) or results of operations of Food 4 Less (and, after giving effect to the Equity Merger and the Mergers, the Surviving Company) and its subsidiaries taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of Food 4 Less or any Subsidiary Guarantor), in the business, condition (financial or other), or results of operations of Food 4 Less (and, after giving effect to the Equity Merger and the Mergers, the Surviving Company) and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

          (ii) trading in securities generally on the New York or American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

          (iii) a banking moratorium shall have been declared by New York or United States authorities; or

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (c) any material change in the financial markets of the United States which, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (b)  Termination of this Agreement pursuant to this
Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

          11. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to the Underwriters c/o BT Securities Corporation, One Bankers Trust Plaza, New York, New York 10005, Attention: Lori Finkel, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: William M. Hartnett, Esq. If sent to Food 4 Less or any Subsidiary Guarantor, shall be mailed, delivered or telegraphed and confirmed in writing to Food 4 Less or such Subsidiary Guarantor c/o Food 4 Less, Inc., 777 South Harbor Boulevard, La Habre, California 90631,
Attention: Mark A. Resnik, Esq., Vice President and Secretary with a copy to Latham & Watkins, 633 West Fifth Street, suite 4000, Los Angeles, California 90071, Attention: Pamela Kelly, Esq.

          12. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters, Food 4 Less, each Subsidiary Guarantor and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of Food 4 Less and each Subsidiary Guarantor contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and
(ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of Food 4 Less and each Subsidiary Guarantor, their respective officers who have signed the Registration Statement and any person or persons who control Food 4 Less or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Underwriters will be deemed a successor because of such purchase.

          13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among Food 4 Less, each Subsidiary Guarantor, RSI and the Underwriters.

                                               Very truly yours,

                                               FOOD 4 LESS SUPERMARKETS, INC.


                                               By:______________________________
                                                     Name:  Mark A. Resnik
                                                     Title:  Secretary


                                               ALPHA BETA COMPANY,
                                                 as a Guarantor


                                               By:______________________________
                                                     Name:  Mark A. Resnik
                                                     Title:  Assistant Secretary


                                               BELL MARKETS, INC.,
                                                 as a Guarantor


                                               By:______________________________
                                                     Name:  Mark A. Resnik
                                                     Title:  Assistant Secretary


                                               CALA CO.,
                                                 as a Guarantor


                                               By:______________________________
                                                     Name:  Mark A. Resnik
                                                     Title:  Assistant Secretary

                                            CALA FOODS, INC.,
                                              as a Guarantor


                                            By:______________________________
                                                  Name:  Mark A. Resnik
                                                  Title:  Assistant Secretary


                                            FALLEY'S, INC.,
                                              as a Guarantor


                                            By:______________________________
                                                  Name:  Mark A. Resnik
                                                  Title:  Assistant Secretary


                                            FOOD 4 LESS OF CALIFORNIA, INC.,
                                              as a Guarantor


                                            By:______________________________
                                                  Name:  Mark A. Resnik
                                                  Title:  Assistant Secretary


                                            FOOD 4 LESS MERCHANDISING, INC.,
                                              as a Guarantor


                                            By:______________________________
                                                  Name:  Mark A. Resnik
                                                  Title:  Assistant Secretary


                                            FOOD 4 LESS OF SOUTHERN
                                              CALIFORNIA, INC.,
                                              as a Guarantor


                                            By:______________________________
                                                  Name:  Mark A. Resnik
                                                  Title:  Assistant Secretary


                                            FOOD 4 LESS GM, INC.


                                            By:______________________________
                                                  Name:  Mark A. Resnik
                                                  Title:  Assistant Secretary

                                           RALPHS SUPERMARKETS, INC.
                                             with respect to Sections 2(b),
                                             7(xi), 7(xv), 9 and 13 only


                                           By:______________________________
                                                 Name:  Jan Charles Grey
                                                 Title:  Senior Vice
                                                         President, General
                                                         Counsel and Secretary


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BT SECURITIES CORPORATION


By_____________________________
     Name:  Lori Finkel
     Title:  Managing Director


CS FIRST BOSTON CORPORATION


By_____________________________
     Name:
     Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By_____________________________
     Name:
     Title: